Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 28, 2012 relating to the consolidated financial statements, which appears in Ubiquiti Networks, Inc.‘s Annual Report on Form 10-K for the year ended June 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 17, 2013